CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" and to the use of our report dated March 29, 1995, in this Registration Statement (Form N-1A 33-66080) of Dreyfus Lifetime Portfolios, Inc. (formerly Dreyfus Retirement Porfolios, Inc.)


                                       ERNST & YOUNG LLP


New York, New York
September 28, 1995